UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Norfolk Southern Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On April 10, 2024, Norfolk Southern’s CEO Alan Shaw and COO John Orr participated in a virtual fireside chat with the public. The following is a copy of the slide deck presented to attendees, which reflects certain changes to the slides presented made solely for SEC filing purposes. This slide deck may be used in whole or in part in certain other communications made available by Norfolk Southern.

April 10, 2024 Fireside chat with  alan shaw and john orr

This presentation and the related materials contain forward-looking statements within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or future performance of Norfolk Southern Corporation (NYSE: NSC) (“Norfolk Southern,” “NS,” the “Company,” “we,” “our,” or “us”) and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “will,” “believe,” “expect,” “targets,” “anticipate,” “estimate,” “plan,” “consider,” “project,” “may,” “could,” "would," “should,” “intend,” “predict,” “potential,” “feel,” or other similar terminology. The Company has based these forward-looking statements on management’s current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”), may cause actual results, benefits, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. Please refer to these and our subsequent SEC filings for a full discussion of those risks and uncertainties we view as most important.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future events or performance, nor will they necessarily prove to be accurate indications of the times at or by which any such events or performance will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying presentation contains adjusted operating ratio figures. Adjusted operating ratio is a non-GAAP measure that should be viewed as a supplement to and not a substitute for our U.S. GAAP measures, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated. See Appendix for information regarding the definition of adjusted operating ratio. Forward-Looking Statements / Non-GAAP Measures

Safely Deliver Reliable and Resilient Service Drive Continuous Productivity Improvement Propel Smart and Sustainable Growth

SUB-60 OPERATING RATIO[1] IN 3-4 YEARS, DRIVEN BY PRODUCTIVITY

- **Productivity gains drive** the bulk of our 400bps+ of margin improvement over the next 3 years
- Economic recovery adds another 300bps+ of margin improvement
- Resulting in a **sub-60% Operating Ratio**[1] in the next 3-4 years

Operating Ratio[1] Glidepath



Base Line 3-Year Margin Improvement Plan
Normal Economic Recovery
67.4%
(200+) bps
(400+) bps
160 bps
(300+) bps
<60.0%
2023
Rev Growth (+3% - 3.5%)
Productivity
Inflation
Incremental Volume + Normalized Truck Pricing
~2026

Total Velocity-Related Savings ~$550mm; >400 basis points of margin	
~$250mm	Comps & Benefits • Reduced overtime, re-crews, deadhead detention, incentives, training • Reduced train and crew starts
~$150mm	Fuel Efficiency
~$50mm	Purchased Services
~$50mm	Equipment Rent
~$50mm	Materials & Other

1. Represents adjusted operating ratio. See Appendix for definition and reconciliation to GAAP operating ratio.

4

… will start to see dramatic y/y margin improvement in 2H24 Train Speed 7% Improvement Evidence of Recent Improvement Terminal Dwell 8% Improvement Merchandise AAR Train Speed 10% Improvement

Delivering our psr 2.0 Operating plan Identifying and eliminating corridor bottlenecks Targeting large-volume merchandise terminals for improved velocity and productivity Driving standard processes across all workstreams Rationalizing locomotives and cars Replicating these best practices across the network Reduce dwell in 2 major yards by 30% Reduce overtime by 20% Reduce recrew rate by 20% Increase on-time connections system-wide by 10% Improve merchandise on-time performance by 15% Increase AAR train speed by 10% Reduce AAR terminal dwell by 15% Where We Are Headed in the Next 60-90 Days Current Network Improvement Initiatives 400bps+ of productivity improvement over the next 3 years is completely in scope, if not conservative

Appendix: non-gaap financial measures

  Non-GAAP Reconciliation for 2023 Reported (GAAP) East Palestine Incident Adjusted (non-GAAP) ($ in millions, except per share amounts) Income from railway operations $2,851 $1,116 $3,967 Income taxes $493 $270 $763 Net income $1,827 $846 $2,673 Diluted earnings per share $8.02 $3.72 $11.74 Railway operating ratio (percent) 76.5 (9.1) 67.4 Non-gaap financial measures This document includes the presentation and discussion of adjusted operating ratio. This figure adjusts our GAAP financial results to exclude the effects of the direct costs resulting from the East Palestine incident. We use this non-GAAP financial measure internally and believe this information provides useful supplemental information to investors to facilitate making period-to-period comparisons by excluding the 2023 costs arising from the East Palestine incident. While we believe that this non-GAAP financial measure is useful in evaluating our business, this information should be considered as supplemental in nature and is not meant to be considered in isolation from, or as a substitute for, the related financial information prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies. See below for a reconciliation of the 2023 adjusted operating ratio figures provided in this document to GAAP operating ratio. With respect to projections and estimates for future adjusted operating ratio, the Company is unable to predict or estimate with reasonable certainty the ultimate outcome of certain items required for the GAAP measure without unreasonable effort. Information about the adjustments that are not currently available to the Company could have a potentially unpredictable and significant impact on future GAAP results. The following table adjusts our 2023 GAAP financial results to exclude the effects of the East Palestine incident. The income tax effects of this non-GAAP adjustment were calculated based on the applicable tax rates to which the non-GAAP adjustment related:

###

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement (the “2024 Proxy Statement”) on Schedule 14A and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in Norfolk Southern’s 2024 Proxy Statement, filed with the SEC on March 20, 2024. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the 2024 Proxy Statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This document includes the presentation and discussion of non-GAAP operating ratio. This figure adjusts our GAAP financial results to exclude the effects of the direct costs resulting from the East Palestine incident. We use this non-GAAP financial measure internally and believe this information provides useful supplemental information to investors to facilitate making period-to-period comparisons by excluding the 2023 costs arising from the East Palestine incident. While we believe that this non-GAAP financial measure is useful in evaluating our business, this information should be considered as supplemental in nature and is not meant to be considered in isolation from, or as a substitute for, the related financial information prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies. See below for a reconciliation of the 2023 non-GAAP operating ratio figures provided in this document to GAAP operating ratio. With respect to projections and estimates for future non-GAAP operating ratio, the Company is unable to predict or estimate with reasonable certainty the ultimate outcome of certain items required for the GAAP measure without unreasonable effort. Information about the adjustments that are not currently available to the Company could have a potentially unpredictable and significant impact on future GAAP results.

The following table adjusts our 2023 GAAP financial results to exclude the effects of the East Palestine incident. The income tax effects of this non-GAAP adjustment were calculated based on the applicable tax rates to which the non-GAAP adjustment related:

	Non-GAAP Reconciliation for 2023
	Reported (GAAP)	East Palestine Incident	Adjusted (non-GAAP)
	($ in millions, except per share amounts)
Income from railway operations	$2,851	$1,116	$3,967
Income taxes	$493	$270	$763
Net income	$1,827	$846	$2,673
Diluted earnings per share	$8.02	$3.72	$11.74
Railway operating ratio (percent)	76.5	(9.1)	67.4